SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED APRIL 25, 2002
(To Prospectus dated January 16, 2002)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                          Alternative Loan Trust 2002-5
                                     Issuer

                Mortgage Pass-Through Certificates, Series 2002-8

                                 ---------------

The Class PO Certificates

o This supplement relates to the offering of the Class PO Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO Certificates. Additional information is contained in the prospectus supplement dated April 25, 2002, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated January 16, 2002. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the September 25, 2002, the class certificate balance of the Class PO Certificates was approximately $1,640,512.

o Exhibit 1 to this Supplement is the monthly statement made available to holders of the Class PO Certificates on the September 25, 2002 distribution date.

o This Supplement also modifies the "Method of Distribution" section on page S-63 of the Prospectus Supplement as described on the next page.



Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 30, 2002


--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------

                            DESCRIPTION OF COLLATERAL


Reports to Certificateholders


         The monthly statement furnished to the Certificateholders on the September 25, 2002 Distribution Date is included herein as Exhibit 1.


                             METHOD OF DISTRIBUTION


         Pursuant to a Placement Agency Agreement, dated as of October 30, 2002, between Countrywide Securities Corporation and Countrywide Home Loans, Inc., Countrywide Securities Corporation has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and Countrywide Home Loans, Inc. has agreed to sell the Class PO Certificates through Countrywide Securities Corporation. Sales will be made a prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this Supplement, that the closing date for the purchase of the Class PO Certificates is October 30, 2002, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 79.0%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                                     Percentage of the Prepayment Assumption
                                                ---------------------------------------------------
Class                                            0%         50%        100%        150%       200%
-----                                           ----       ----        ----        ----       -----
Class PO..................................      1.2%       3.1%        5.6%        8.5%       11.8%

         It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                    EXHIBIT 1

                                                      Distribution Date: 9/25/02

          THE
        BANK OF
       NEW YORK
  101 Barclay St, 8W
  New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                       Countrywide Home Loans Servicing LP
                          Alternative Loan Trust 2002-5
                   Mortgage Pass-Through Trust Series 2002-8

                                           Certificateholder Monthly Distribution Summary
--------------------------------------------------------------------------------------------------------------------------------
                                       Certificate                        Pass
                      Class               Rate          Beginning        Through     Principal      Interest          Total
 Class    Cusip     Description           Tyoe           Balance         Rate(%)   Distribution    Distribution    Distribution
--------------------------------------------------------------------------------------------------------------------------------
  A1    12669CXF2      Senior            Var-30/360     26,037,806.71    2.360000   1,024,068.80     51,207.69     1,075,276.49
  A2    12669CXG0      Strip IO          Var-30/360     26,037,806.71    6.140000           0.00    133,226.78       133,226.78
  A3    12669CXH8      Senior            Fix-30/360      2,000,000.00    6.750000           0.00     11,250.00        11,250.00
  A4    12669CXJ4      Senior            Fix-30/360      4,859,000.00    6.750000           0.00     27,331.88        27,331.88
  A5    12669CXK1      Senior            Fix-30/360      4,000,000.00    6.750000           0.00     22,500.00        22,500.00
  A6    12669CXL9      Senior            Fix-30/360      4,000,000.00    6.750000           0.00     22,500.00        22,500.00
  A7    12669CXM7      Senior            Fix-30/360      2,000,000.00    6.750000           0.00     11,250.00        11,250.00
  A8    12669CXN5      Senior            Fix-30/360    182,264,646.95    6.500000   7,168,481.60    987,266.84     8,155,748.44
  A9    12669CXP0      Senior            Fix-30/360     11,608,000.00    6.750000           0.00     65,295.00        65,295.00
 A10    12669CXQ8      Senior            Fix-30/360     30,000,000.00    6.750000           0.00    168,750.00       168,750.00
  PO    12669CXR6      Strip PO          Fix-30/360      1,663,763.56    0.000000      23,251.09          0.00        23,251.09
  AR    12669CXS4      Senior            Fix-30/360              0.00    6.750000           0.00          0.00             0.00
--------------------------------------------------------------------------------------------------------------------------------
  M     12669CXT2      Junior            Fix-30/360      5,986,073.66    6.750000       4,713.20     33,671.66        38,384.86
  B1    12669CXU9      Junior            Fix-30/360      2,544,081.31    6.750000       2,003.11     14,310.46        16,313.57
  B2    12669CXV7      Junior            Fix-30/360      1,795,822.10    6.750000       1,413.96     10,101.50        11,515.46
  B3    12669CXW5      Junior            Fix-30/360        897,911.05    6.750000         706.98      5,050.75         5,757.73
  B4    12669CXX3      Junior            Fix-30/360        748,259.21    6.750000         589.15      4,208.96         4,798.11
  B5    12669CXY1      Junior            Fix-30/360        748,850.29    6.750000         589.59      4,212.28         4,801.87
--------------------------------------------------------------------------------------------------------------------------------
Totals                                                 281,154,214.84               8,225,817.48  1,572,133.80     9,797,951.28
--------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------
          Current                           Cumulative
         Realized          Ending            Realized
 Class    Losses           Balance            Losses
---------------------------------------------------------------
  A1        0.00        25,013,737.91         0.00
  A2        0.00        25,013,737.91         0.00
  A3        0.00         2,000,000.00         0.00
  A4        0.00         4,859,000.00         0.00
  A5        0.00         4,000,000.00         0.00
  A6        0.00         4,000,000.00         0.00
  A7        0.00         2,000,000.00         0.00
  A8        0.00       175,096,165.35         0.00
  A9        0.00        11,608,000.00         0.00
 A10        0.00        30,000,000.00         0.00
  PO        0.00         1,640,512.47         0.00
  AR        0.00                 0.00         0.00
---------------------------------------------------------------
  M         0.00         5,981,360.47         0.00
  B1        0.00         2,542,078.20         0.00
  B2        0.00         1,794,408.14         0.00
  B3        0.00           897,204.07         0.00
  B4        0.00           747,670.06         0.00
  B5        0.03           748,260.67         0.04
---------------------------------------------------------------
Totals      0.03       272,928,397.34         0.04
---------------------------------------------------------------

                                                      Distribution Date: 9/25/02

          THE
        BANK OF
       NEW YORK
  101 Barclay St, 8W
  New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                       Countrywide Home Loans Servicing LP
                         Alternative Loan Trust 2002-5
                           Mortgage Pass-Through Trust
                                  Series 2002-8

                                                  Principal Distribution Detail
-----------------------------------------------------------------------------------------------------------------------------------
                             Original        Beginning         Scheduled                 Unscheduled           Net       Current
                           Certificate      Certificate        Principal    Accretion     Principal        Principal     Realized
Class        Cusip           Balance          Balance        Distribution   Principal    Adjustments     Distribution    Losses
-----------------------------------------------------------------------------------------------------------------------------------
  A1      12669CXF2      28,360,000.00      26,037,806.71    1,024,068.80     0.00           0.00        1,024,068.80      0.00
  A2      12669CXG0      28,360,000.00      26,037,806.71            0.00     0.00           0.00                0.00      0.00
  A3      12669CXH8       2,000,000.00       2,000,000.00            0.00     0.00           0.00                0.00      0.00
  A4      12669CXJ4       4,859,000.00       4,859,000.00            0.00     0.00           0.00                0.00      0.00
  A5      12669CXK1       4,000,000.00       4,000,000.00            0.00     0.00           0.00                0.00      0.00
  A6      12669CXL9       4,000,000.00       4,000,000.00            0.00     0.00           0.00                0.00      0.00
  A7      12669CXM7       2,000,000.00       2,000,000.00            0.00     0.00           0.00                0.00      0.00
  A8      12669CXN5     198,520,000.00     182,264,646.95    7,168,481.60     0.00           0.00        7,168,481.60      0.00
  A9      12669CXP0      11,608,000.00      11,608,000.00            0.00     0.00           0.00                0.00      0.00
 A10      12669CXQ8      30,000,000.00      30,000,000.00            0.00     0.00           0.00                0.00      0.00
  PO      12669CXR6       1,902,307.55       1,663,763.56       23,251.09     0.00           0.00           23,251.09      0.00
  AR      12669CXS4             100.00               0.00            0.00     0.00           0.00                0.00      0.00
-----------------------------------------------------------------------------------------------------------------------------------
  M       12669CXT2       6,000,000.00       5,986,073.66        4,713.20     0.00           0.00            4,713.20      0.00
  B1      12669CXU9       2,550,000.00       2,544,081.31        2,003.11     0.00           0.00            2,003.11      0.00
  B2      12669CXV7       1,800,000.00       1,795,822.10        1,413.96     0.00           0.00            1,413.96      0.00
  B3      12669CXW5         900,000.00         897,911.05          706.98     0.00           0.00              706.98      0.00
  B4      12669CXX3         750,000.00         748,259.21          589.15     0.00           0.00              589.15      0.00
  B5      12669CXY1         750,592.45         748,850.29          589.59     0.00           0.00              589.59      0.03
-----------------------------------------------------------------------------------------------------------------------------------
Totals                  300,000,000.00     281,154,214.84    8,225,817.48     0.00           0.00        8,225,817.48      0.03
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------
               Ending            Ending
             Certificate        Certificate
Class         Balance             Factor
-----------------------------------------------
  A1          25,013,737.91    0.88200768361
  A2          25,013,737.91    0.88200768361
  A3           2,000,000.00    1.00000000000
  A4           4,859,000.00    1.00000000000
  A5           4,000,000.00    1.00000000000
  A6           4,000,000.00    1.00000000000
  A7           2,000,000.00    1.00000000000
  A8         175,096,165.35    0.88200768361
  A9          11,608,000.00    1.00000000000
 A10          30,000,000.00    1.00000000000
  PO           1,640,512.47    0.86238025255
  AR                   0.00    0.00000000000
-----------------------------------------------
  M            5,981,360.47    0.99689341122
  B1           2,542,078.20    0.99689341122
  B2           1,794,408.14    0.99689341122
  B3             897,204.07    0.99689341122
  B4             747,670.06    0.99689341122
  B5             748,260.67    0.99689341821
-----------------------------------------------
Totals       272,928,397.34
-----------------------------------------------

                                                      Distribution Date: 9/25/02

          THE
        BANK OF
       NEW YORK
  101 Barclay St, 8W
  New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                       Countrywide Home Loans Servicing LP
                          Alternative Loan Trust 2002-5
                           Mortgage Pass-Through Trust
                                  Series 2002-8

                                           Interest Distribution Detail
------------------------------------------------------------------------------------------------------------------------------------
            Beginning        Pass         Accrued    Cumulative                Total         Net        Unscheduled
           Certificate      Through       Optimal     Unpaid     Deferred    Interest     Prepayment      Interest         Interest
 Class       Balance        Rate (%)     Interest    Interest    Interest       Due      Int Shortfall   Adjustment          Paid
------------------------------------------------------------------------------------------------------------------------------------
   A1      26,037,806.71   2.360000       51,207.69    0.00        0.00       51,207.69      0.00           0.00          51,207.69
   A2      26,037,806.71   6.140000      133,226.78    0.00        0.00      133,226.78      0.00           0.00         133,226.78
   A3       2,000,000.00   6.750000       11,250.00    0.00        0.00       11,250.00      0.00           0.00          11,250.00
   A4       4,859,000.00   6.750000       27,331.88    0.00        0.00       27,331.88      0.00           0.00          27,331.88
   A5       4,000,000.00   6.750000       22,500.00    0.00        0.00       22,500.00      0.00           0.00          22,500.00
   A6       4,000,000.00   6.750000       22,500.00    0.00        0.00       22,500.00      0.00           0.00          22,500.00
   A7       2,000,000.00   6.750000       11,250.00    0.00        0.00       11,250.00      0.00           0.00          11,250.00
   A8     182,264,646.95   6.500000      987,266.84    0.00        0.00      987,266.84      0.00           0.00         987,266.84
   A9      11,608,000.00   6.750000       65,295.00    0.00        0.00       65,295.00      0.00           0.00          65,295.00
  A10      30,000,000.00   6.750000      168,750.00    0.00        0.00      168,750.00      0.00           0.00         168,750.00
   PO       1,663,763.56   0.000000            0.00    0.00        0.00            0.00      0.00           0.00               0.00
   AR               0.00   6.750000            0.00    0.00        0.00            0.00      0.00           0.00               0.00
------------------------------------------------------------------------------------------------------------------------------------
   M        5,986,073.66   6.750000       33,671.66    0.00        0.00       33,671.66      0.00           0.00          33,671.66
   B1       2,544,081.31   6.750000       14,310.46    0.00        0.00       14,310.46      0.00           0.00          14,310.46
   B2       1,795,822.10   6.750000       10,101.50    0.00        0.00       10,101.50      0.00           0.00          10,101.50
   B3         897,911.05   6.750000        5,050.75    0.00        0.00        5,050.75      0.00           0.00           5,050.75
   B4         748,259.21   6.750000        4,208.96    0.00        0.00        4,208.96      0.00           0.00           4,208.96
   B5         748,850.29   6.750000        4,212.28    0.00        0.00        4,212.28      0.00           0.00           4,212.28
------------------------------------------------------------------------------------------------------------------------------------
 Totals   281,154,214.84               1,572,133.80    0.00        0.00    1,572,133.80      0.00           0.00       1,572,133.80
------------------------------------------------------------------------------------------------------------------------------------

                           Current Payment Information
                               Factors per $1,000
----------------------------------------------------------------------------------------------------------------------------------
                                                Original          Beginning Cert.
                                              Certificate             Notional               Principal             Interest
 Class                 Cusip                    Balance               Balance               Distribution         Distribution
----------------------------------------------------------------------------------------------------------------------------------


A1                   12669CXF2                28,360,000.00         918.117302782           36.109619175           1.805630695
A2                   12669CXG0                28,360,000.00         918.117302782            0.000000000           4.697700199
A3                   12669CXH8                 2,000,000.00       1,000.000000000            0.000000000           5.625000000
A4                   12669CXJ4                 4,859,000.00       1,000.000000000            0.000000000           5.625000000
A5                   12669CXK1                 4,000,000.00       1,000.000000000            0.000000000           5.625000000
A6                   12669CXL9                 4,000,000.00       1,000.000000000            0.000000000           5.625000000
A7                   12669CXM7                 2,000,000.00       1,000.000000000            0.000000000           5.625000000
A8                   12669CXN5               198,520,000.00         918.117302782           36.109619175           4.973135390
A9                   12669CXP0                11,608,000.00       1,000.000000000            0.000000000           5.625000000
A10                  12669CXQ8                30,000,000.00       1,000.000000000            0.000000000           5.625000000
PO                   12669CXR6                 1,902,307.55         874.602826283           12.222573734           0.000000000
AR                   12669CXS4                       100.00           0.000000000            0.000000000           0.000000000
----------------------------------------------------------------------------------------------------------------------------------
M                    12669CXT2                 6,000,000.00         997.678943923            0.785532701           5.611944060
B1                   12669CXU9                 2,550,000.00         997.678943923            0.785532701           5.611944060
B2                   12669CXV7                 1,800,000.00         997.678943923            0.785532701           5.611944060
B3                   12669CXW5                   900,000.00         997.678943923            0.785532701           5.611944060
B4                   12669CXX3                   750,000.00         997.678943923            0.785532701           5.611944060
B5                   12669CXY1                   750,592.45         997.678950914            0.785494059           5.611944099
----------------------------------------------------------------------------------------------------------------------------------
Totals                                       300,000,000.00         937.180716133           27.419391600           5.240446000
----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------
                     Ending Cert.                 Pass
                       Notional                 Through
 Class                 Balance                  Rate (%)
---------------------------------------------------------
A1                   882.007683607               2.360000
A2                   882.007683607               6.140000
A3                 1,000.000000000               6.750000
A4                 1,000.000000000               6.750000
A5                 1,000.000000000               6.750000
A6                 1,000.000000000               6.750000
A7                 1,000.000000000               6.750000
A8                   882.007683607               6.500000
A9                 1,000.000000000               6.750000
A10                1,000.000000000               6.750000
PO                   862.380252549               0.000000
AR                     0.000000000               6.750000
---------------------------------------------------------
M                    996.893411222               6.750000
B1                   996.893411222               6.750000
B2                   996.893411222               6.750000
B3                   996.893411222               6.750000
B4                   996.893411222               6.750000
B5                   996.893418208               6.750000
---------------------------------------------------------
Totals               909.761324467
---------------------------------------------------------

                                                      Distribution Date: 9/25/02

          THE
        BANK OF
       NEW YORK
  101 Barclay St, 8W
  New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                       Countrywide Home Loans Servicing LP
                          Alternative Loan Trust 2002-5
                           Mortgage Pass-Through Trust
                                 Series 2002-8


Pool Level Data

Distribution Date                                                       9/25/02
Cut-off Date                                                             4/1/02
Determination Date                                                       9/1/02
Accrual Period 30/360                        Begin                       8/1/02
                                             End                         9/1/02
Number of Days in 30/360 Accrual Period                                      30


--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                 300,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                    281,154,214.83
Ending Aggregate Pool Stated Principal Balance                                       272,928,397.33

Beginning Aggregate Certificate Stated Principal Balance                             281,154,214.83
Ending Aggregate Certificate Stated Principal Balance                                272,928,397.33

Beginning Aggregate Loan Count                                                                  667
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                  19
Ending Aggregate Loan Count                                                                     648

Beginning Weighted Average Loan Rate (WAC)                                                 7.386491%
Ending Weighted Average Loan Rate (WAC)                                                    7.386588%

Beginning Net Weighted Average Loan Rate                                                   6.710056%
Ending Net Weighted Average Loan Rate                                                      6.709427%

Weighted Average Maturity (WAM) (Months)                                                        354

Servicer Advances                                                                         51,082.91

Aggregate Pool Prepayment                                                              8,004,262.26
Pool Prepayment Rate                                                                    29.3100 CPR

--------------------------------------------------------------------------------
                             Certificate Information
--------------------------------------------------------------------------------
Group 1
-------
Senior Percentage                                                                     95.4485036761%
Senior Prepayment Percentage                                                         100.0000000000%

          THE
        BANK OF
       NEW YORK
  101 Barclay St, 8W
  New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                       Countrywide Home Loans Servicing LP
                          Alternative Loan Trust 2002-5
                           Mortgage Pass-Through Trust
                                 Series 2002-8

--------------------------------------------------------------------------------
                             Certificate Information
--------------------------------------------------------------------------------
Group 1
-------
Subordinate Percentage                                                                     4.5514963239%
Subordinate Prepayment Percentage                                                          0.0000000000%

Certificate Account

Beginning Balance                                                                                  0.00

Deposit
Payments of Interest and Principal                                                         9,947,994.40
Liquidation Proceeds                                                                               0.00
All Other Proceeds                                                                                 0.00
Other Amounts                                                                                      0.00
                                                                                         --------------
Total Deposits                                                                             9,947,994.40

Withdrawals
Reimbursement of Servicer Advances                                                                 0.00
Payment of Master Servicer Fees                                                               52,240.23
Payment of Sub Servicer Fees                                                                  97,802.91
Payment of Other Fees                                                                         97,802.91
Payment of Insurance Premium(s)                                                                    0.00
Payment of Personal Mortgage Insurance                                                         2,108.66
Other Permitted Withdrawal per the Pooling and Service Agreement                                   0.00
Payment of Principal and Interest                                                          9,797,951.26
                                                                                         --------------

Total Withdrawals                                                                         10,047,905.97

Ending Balance                                                                                 2,108.66

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                      6,333.57
Compensation for Gross PPIS from Servicing Fees                                                6,333.57
Other Gross PPIS Compensation                                                                      0.00
                                                                                         --------------
Total Net PPIS (Non-Supported PPIS)                                                                0.00

Master Servicing Fees Paid                                                                    52,240.23
Sub Servicing Fees Paid                                                                       97,802.91
Insurance Premium(s) Paid                                                                          0.00

          THE
        BANK OF
       NEW YORK
  101 Barclay St, 8W
  New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                       Countrywide Home Loans Servicing LP
                          Alternative Loan Trust 2002-5
                           Mortgage Pass-Through Trust
                                 Series 2002-8

Personal Mortgage Insurance Fees Paid                                                           2,108.66
Other Fees Paid                                                                                97,802.91
                                                                                             -----------
Total Fees                                                                                    249,954.71

--------------------------------------------------------------------------------
                             Delinquency Information
--------------------------------------------------------------------------------
Group 1
-------

Delinquency                                   30-59 Days      60-89 Days      90+ Days         Totals
-----------                                   ----------      ----------      --------         ------
Scheduled Principal Balance                  4,127,861.31    1,000,803.41   1,660,628.57    6,789,293.29
Percentage of Total Pool Balance                1.512434%       0.366691%      0.608448%       2.487573%
Number of Loans                                        11               3              4             18
Percentage of Total Loans                        1.697531%      0.462963%      0.617284%       2.777778%

Foreclosure
-----------
Scheduled Principal Balance                                                                        0.00
Percentage of Total Pool Balance                                                               0.000000%
Number of Loans                                                                                       0
Percentage of Total Loans                                                                      0.000000%

Bankruptcy
----------
Scheduled Principal Balance                                                                        0.00
Percentage of Total Pool Balance                                                               0.000000%
Number of Loans                                                                                       0
Percentage of Total Loans                                                                      0.000000%

REO
---
Scheduled Principal Balance                                                                        0.00
Percentage of Total Pool Balance                                                               0.000000%
Number of Loans                                                                                       0
Percentage of Total Loans                                                                      0.000000%

Book Value of all REO Loans                                                                        0.00
Percentage of Total Pool Balance                                                               0.000000%

Current Realized Losses                                                                            0.00
Additional Gains (Recoveries)/Losses                                                               0.00
Total Realized Losses                                                                              0.00

          THE
        BANK OF
       NEW YORK
  101 Barclay St, 8W
  New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                       Countrywide Home Loans Servicing LP
                          Alternative Loan Trust 2002-5
                           Mortgage Pass-Through Trust
                                  Series 2002-8

--------------------------------------------------------------------------------
                  Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

Protection                                                                Original          Current
----------                                                                --------          -------
Bankruptcy Loss                                                             100,000.00        100,000.00
Bankruptcy Percentage                                                         0.033333%         0.036640%
Credit/Fraud Loss                                                         3,000,000.00      3,000,000.00
Credit/Fraud Loss Percentage                                                  1.000000%         1.099189%
Special Hazard Loss                                                       3,000,000.00      2,982,294.48
Special Hazard Loss Percentage                                                1.000000%         1.092702%

Credit Support                                                            Original           Current
--------------                                                            --------           -------
Class A                                                                 287,249,407.55    260,217,415.72
Class A Percentage                                                           95.749803%        95.342741%

Class M                                                                   6,000,000.00      5,981,360.47
Class M Percentage                                                            2.000000%         2.191549%

Class B1                                                                  2,550,000.00      2,542,078.20
Class B1 Percentage                                                           0.850000%         0.931408%

Class B2                                                                  1,800,000.00      1,794,408.14
Class B2 Percentage                                                           0.600000%         0.657465%

Class B3                                                                    900,000.00        897,204.07
Class B3 Percentage                                                           0.300000%         0.328732%

Class B4                                                                    750,000.00        747,670.06
Class B4 Percentage                                                           0.250000%         0.273944%

Class B5                                                                    750,592.45        748,260.67
Class B5 Percentage                                                           0.250197%         0.274160%